As filed with the Securities and Exchange Commission on November 29, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NUANCE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3156479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James R. Arnold, Jr.,
Chief Financial Officer
Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jo-Anne Sinclair, Esq.	Robert Sanchez, Esq.
General Counsel	Adam M. Dinow, Esq.
Nuance Communications, Inc.	Wilson Sonsini Goodrich & Rosati,
1 Wayside Road	Professional Corporation
Burlington, Massachusetts 01803	1700 K Street NW
(781) 565-5000	Fifth Floor
Washington, DC 20009
(202) 973-8800

Approximate date of commencement of proposed sale to the public:  As soon as possible after the effective date of this prospectus as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Each Class of	Amount to be	Maximum Offering	Aggregate	Amount of
Securities to be Registered(1)(2)	Registered	Price per Unit	Offering Price	Registration Fee
Debt Securities
Common Stock, $0.001 par value
Preferred Stock, $0.001 par value
Depositary Shares
Warrants
Subscription Rights

(1)	An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).
(2)	Also includes such indeterminate amount of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Nuance Communications, Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights

We, or selling security holders under this prospectus, may offer from time to time debt securities, common stock, preferred stock, depositary shares, warrants, or subscription rights. The debt securities, preferred stock, warrants and subscription rights may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We, or selling security holders, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Investing in these securities involves certain risks.  See “Item 1A — Risk Factors” beginning on page 9 of our annual report on Form 10-K for the fiscal year ended September 30, 2007, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 29, 2007.

Page

About this Prospectus	1
The Company	1
Forward Looking Statements	2
Use of Proceeds	2
Ratio of Earnings to Fixed Charges	3
Description of the Securities	3
Description of the Debt Securities	3
Selling Security Holders	5
Plan of Distribution	5
Legal Matters	5
Experts	5
Where You Can Find More Information	6
Incorporation by Reference	7
EX-4.2 Form of Senior Indenture.
EX-4.4 Form of Subordinated Indenture
EX-5.1 Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
EX-12.1 Computation of Ratio of Earnings to Fixed Charges
EX-23.1 Consent of WithumSmith+Brown, P.C.
EX-23.2 Consent of McGladrey & Pullen, LLP.
EX-23.3 Consent of Ernst & Young LLP.
EX-23.4 Consent of Vitale, Caturano & Company, Ltd.
EX-23.5 Consent of BDO Seidman, LLP.
EX-23.6 Consent of S.R. Batliboi & Associates.
EX-23.7 Consent of PricewaterhouseCoopers LLP.
EX-23.8 Consent of Grant Thornton LLP.
EX-23.9 Consent of Deloitte & Touche LLP.
EX-23.10 Consent of Kost Forer Gabbay & Kasierer.
EX-25.3 Form T 1 Statement of Eligibility of Trustee Indenture, dated November 19, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and/or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless we state otherwise, the “Company,” “we,” “us,” “our” and “Nuance” refer to Nuance Communications, Inc. and its consolidated subsidiaries.

THE COMPANY

Nuance Communications, Inc. is a leading provider of speech and imaging solutions for businesses and consumers worldwide. Our technologies, applications and solutions are transforming the way people create, use and interact with information, content and services and are designed to make the end user experience more compelling, convenient and satisfying.

Nuance was incorporated in 1992 as Visioneer, Inc. In 1999, we changed our name to ScanSoft, Inc. and also changed our ticker symbol to SSFT. In October 2004, we changed our fiscal year end to September 30, resulting in a nine-month fiscal year for 2004. In October 2005, we changed our name to Nuance Communications, Inc., to reflect our core mission of being the world’s most comprehensive and innovative provider of speech solutions, and in November 2005 we changed our ticker symbol to NUAN. Our corporate headquarters and executive offices are located at 1 Wayside Road, Burlington, Massachusetts 01803. Our telephone number is 781-565-5000.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause our results and the results of our consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include:

•	projections of earnings, revenues, synergies or other financial items;

•	any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals relating to, and the closing of, pending acquisitions;

•	any statements concerning proposed new products, services, developments or industry rankings;

•	any statements regarding future economic conditions or performance;

•	statements of belief; and

•	any statement of assumptions underlying any of the foregoing.

The risks, uncertainties and assumptions referred to above include the difficulty of managing expense growth while increasing revenues; the challenges of integration and restructuring associated with recent and pending acquisitions and the challenges of achieving the anticipated synergies; and the other risks and uncertainties described under “Item 1A — Risk Factors” in our annual report on Form 10-K for the fiscal year ended September 30, 2007, which is incorporated by reference herein.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. In addition to other factors that affect our operating results and financial position, neither past financial performance nor our expectations should be considered reliable indicators of future performance. Investors should not use historical trends to anticipate results or trends in future periods. Further, our stock price is subject to volatility. Any of the factors discussed above could have an adverse impact on our stock price. In addition, failure of sales or income in any quarter to meet the investment community’s expectations, as well as broader market trends, could have an adverse impact on our stock price. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from this offering for general corporate purposes, including working capital, to repay indebtedness and to fund possible investments in and acquisitions of complimentary businesses, partnerships, minority investments, products or technologies. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

				Nine Months	Fiscal Year
	Fiscal Year Ended			Ended	Ended
	September 30,	September 30,	September 30,	September 30,	December 31,
	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges(1)(2)	1.2x	—	1.3x	—	—

(1)	The ratio of earnings to fixed charges is calculated by dividing (a) earnings before income taxes, adjusted for fixed charges, by (b) fixed charges. Fixed charges include interest expense under operating leases deemed to be a reasonable approximation of the interest factor.

(2)	For the fiscal year ended September 30, 2006, the nine months ended September 30, 2004 and the fiscal year ended December 31, 2003, income before income taxes was insufficient to cover the fixed charges by approximately $12.9 million, $6.4 million and $3.7 million, respectively.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock; and

•	subscription rights.

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred stock, depositary shares, warrants and/or subscription rights that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, and other offering material, relating to such offer.

DESCRIPTION OF THE DEBT SECURITIES

This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the material terms of that particular series and to the extent to which the general terms and provisions contained herein apply to that particular series.

Senior debt securities and subordinated debt securities may be issued in one or more series under one or more indentures without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under an indenture. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

Events of Default

The indenture will, unless otherwise provided, define an event of default with respect to any series of debt securities as one or more of the following events:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series for 30 days when due;

•	failure to make any sinking fund payment for 30 days when due;

•	failure to perform any other covenant in the indenture if that failure continues for 90 days after we are given the notice required in the indenture;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default relating to our bankruptcy, insolvency or reorganization, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default relating to our bankruptcy, insolvency or reorganization shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable.

After acceleration of the principal amount of the debt securities, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must give to the registered holders a notice of the default or event of default within 90 days after receipt of the notice. However, the trustee need not mail the notice if the default or event of default (a) has been cured or waived, or (b) is not in the payment of any amounts due with respect to any security and the trustee in good faith determines that withholding the notice is in the best interests of holders. In addition, the trustee shall give the holders of securities of such series notice of such default or event of default actually known to it as and to the extent provided by the Trust Indenture Act.

Satisfaction and Discharge

We may be discharged from our obligations on the debt securities of any series if we deposit enough cash or U.S. government obligations with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities and satisfy certain other conditions precedent. We may be so discharged only if (i) all of the securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (ii) all such securities not theretofore delivered to the trustee for cancellation have become due and payable, or will become due and payable at their stated maturity within one year, or if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense.

Upon such satisfaction and discharge of the indenture with respect to any series of securities, the indenture shall cease to be of further effect with respect to such series of securities, except as to any surviving rights of registration of transfer or exchange of securities expressly provided for in the indenture or any other surviving rights expressly provided for in a supplemental indenture for a series of securities.

Compliance Certificates and Opinions

Upon any application or request by us to the trustee to take any action under any provision of the indenture, we will furnish to the trustee such certificates and opinions as may be required under the Trust Indenture Act.

SELLING SECURITY HOLDERS

Selling security holders may use this prospectus in connection with resales of securities. The applicable prospectus supplement, post-effective amendment or other filings we make with the SEC under the Securities Exchange Act of 1934, as amended, will identify the selling security holders, the terms of the securities and the transaction in which the selling security holders acquired the securities. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act of 1933, as amended. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

PLAN OF DISTRIBUTION

We, or any selling security holders, may sell the offered securities through agents, underwriters or dealers, or directly to one or more purchasers, or through a combination of these methods of sale. We will identify the specific plan of distribution, including any agents, underwriters, dealers or direct purchasers, and any compensation paid in connection therewith, in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California will pass upon the validity of the issuance of the securities offered by any prospectus supplement for us.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting of Nuance Communications, Inc. included in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Commissure Inc.’s financial statements as of December 31, 2006 and 2005, and for each of the years in the two year period ended December 31, 2006 incorporated by reference into this prospectus from our Current Report on Form 8-K/A dated November 29, 2007, have been audited by McGladrey & Pullen, LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

Viecore, Inc.’s consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three year period ended December 31, 2006, incorporated by reference into this prospectus from our Current Report on Form 8-K dated November 29, 2007, have been audited by WithumSmith+Brown, P.C., independent auditors, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

The statements of assets to be acquired and liabilities to be assumed of Tegic Communications, Inc. at December 31, 2006 and 2005, and the statements of revenues and direct expenses for each of the three years in the period ended December 31, 2006, appearing in our Current Report on Form 8-K dated August 30, 2007, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

VoiceSignal Technologies, Inc.’s consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three year period ended December 31, 2006, incorporated by reference into this prospectus from our Current Report on Form 8-K dated August 30, 2007, have been audited by Vitale, Caturano & Company, Ltd., independent accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

The consolidated financial statements of Bluestar Resources Limited, as of December 31, 2006 and 2005, and for the years then ended, included in Nuance Communications, Inc.’s Current Report on Form 8-K/A dated April 17, 2007, have been audited by S.R. Batliboi & Associates (a member firm of Ernst & Young Global), independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Dictaphone Corporation as of December 31, 2005 and 2004, and for each of the two years in the period ended December 31, 2005, incorporated by reference into this prospectus from our Current Report on Form 8-K/A dated June 2, 2006, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations, changes in stockholders’ equity and cash flows of Dictaphone Corporation and its subsidiaries for the year ended December 31, 2003 incorporated by reference into this prospectus from the Nuance Communications, Inc. Current Report on Form 8-K/A dated June 2, 2006, have been audited by Grant Thornton LLP, an independent registered public accounting firm, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements and the related financial statement schedule of Nuance Communications, Inc. (which entity is now referred to as “Former Nuance Communications, Inc.” as a result of its acquisition in September 2005 by ScanSoft, Inc. and ScanSoft, Inc.’s subsequent name change to Nuance Communications, Inc.) as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, incorporated in this prospectus by reference from the Current Report of Form 8-K of ScanSoft, Inc. (now known as Nuance Communications, Inc. as a result of such name change) dated September 15, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of Phonetic Systems Ltd. as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, incorporated into this prospectus by reference from our Current Report on Form 8-K/A dated April 18, 2005, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC’s web site at www.sec.gov, or our web site at www.nuance.com (which is not intended to be an active hyperlink in this prospectus). The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we filed with it. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and any future filings made by us with the SEC (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated:

1. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed on November 29, 2007;

2. Our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2006, filed on January 29, 2007 (but only with respect to Items 10, 11, 12, 13, and 14 of such report);

3. Our Current Reports on Form 8-K filed on November 29, 2007, November 13, 2007, October 25, 2007, October 22, 2007, October 4, 2007 (as amended on November 29, 2007), October 2, 2007, August 30, 2007, March 28, 2007 (as amended on April 17, 2007), December 19, 2006 (as amended December 27, 2006), December 11, 2006, November 8, 2006, March 31, 2006 (as amended June 2, 2006), September 16, 2005 and February 7, 2005 (as amended April 18, 2005); and

4. The description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on October 20, 1995, and any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates.

	Amount
	to be Paid

SEC registration fee		(1)
Trustee’s and transfer agent’s fees and expenses		(2)
Printing fees		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous		(2)
Total		(2)(3)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

(3)	Excludes the SEC registration fee which is being deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.	Indemnification of Officers and Directors.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, subject to certain additional limitations.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article XI of the Restated Certificate of Incorporation, as amended, of the Registrant authorizes the Registrant, subject to certain limited exceptions, to indemnify its directors and officers to the fullest extent permitted by the Delaware Corporation Law. Article II, Section 6 of the Amended and Restated Bylaws of the Registrant, however, require the Registrant to indemnify its directors and officers to the fullest extent permitted by the Delaware Corporation Law. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.	Exhibits and Financial Statement Schedules.

The following exhibits are included herein or incorporated herein by reference:

EXHIBIT INDEX

Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	0-27038	3.2	5/11/2001
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	0-27038	3.1	8/9/2004
3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, as amended.	S-3	333-142182	3.3	4/18/2007
3.4	Amended and Restated Bylaws of the Registrant.	8-K	0-27038	3.1	11/13/2007
4.1	Specimen Common Stock Certificate.	8-A	0-27038	4.1	12/6/1995
4.2	Form of Senior Indenture.					X
4.3	Form of Senior Debt Security (included in Exhibit 4.2).					X
4.4	Form of Subordinated Indenture.					X
4.5	Form of Subordinated Debt Security (included in Exhibit 4.4).					X
4.6	Indenture, dated as of August 13, 2007, between the Registrant and U.S. Bank National Association, as Trustee.	8-K	0-27038	4.1	8/17/2007
4.7*	Form of Certificate of Designation.
4.8*	Form of Preferred Stock Certificate.
4.9*	Form of Deposit Agreement.
4.10*	Form of Depositary Receipt.
4.11*	Form of Warrant Agreement.
4.12*	Form of Warrant Certificate.
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.					X
12.1	Computation of Ratio of Earnings to Fixed Charges.					X
23.1	Consent of WithumSmith+Brown, P.C.					X
23.2	Consent of McGladrey & Pullen, LLP.					X

Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

23.3	Consent of Ernst & Young LLP.					X
23.4	Consent of Vitale, Caturano & Company, Ltd.					X
23.5	Consent of BDO Seidman, LLP.					X
23.6	Consent of S.R. Batliboi & Associates.					X
23.7	Consent of PricewaterhouseCoopers LLP.					X
23.8	Consent of Grant Thornton LLP.					X
23.9	Consent of Deloitte & Touche LLP.					X
23.10	Consent of Kost Forer Gabbay & Kasierer.					X
23.11	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Included in Exhibit 5.1).					X
24.1	Power of Attorney (See Signature Page).					X
25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.
25.3	Form T-1 Statement of Eligibility of Trustee for Indenture, dated as of November 19, 2007, between the Registrant and U.S. Bank National Association, as Trustee.					X

*	To be filed by amendment or as an exhibit to be incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on November 29, 2007.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Paul A. Ricci
Paul A. Ricci
Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul A. Ricci and James R. Arnold, Jr., and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul A. Ricci Paul A. Ricci	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 29, 2007
/s/ James R. Arnold James R. Arnold, Jr.	Chief Financial Officer (Principal Financial Officer)	November 29, 2007
/s/ Steven E. Hebert Steven E. Hebert	Chief Accounting Officer and Controller (Principal Accounting Officer)	November 29, 2007
/s/ Robert J. Frankenberg Robert J. Frankenberg	Director	November 29, 2007
/s/ Katharine A. Martin Katharine A. Martin	Director	November 29, 2007
/s/ Mark B. Myers Mark B. Myers	Director	November 29, 2007
/s/ Robert G. Teresi Robert G. Teresi	Director	November 29, 2007
/s/ William H. Janeway William H. Janeway	Director	November 29, 2007

Signature	Title	Date

Philip Quigley	Director	November 29, 2007
/s/ Jeffrey A. Harris Jeffrey A. Harris	Director	November 29, 2007
/s/ Charles Berger Charles Berger	Director	November 29, 2007

EXHIBIT INDEX

Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	0-27038	3.2	5/11/2001
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	0-27038	3.1	8/9/2004
3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, as amended.	S-3	333-142182	3.3	4/18/2007
3.4	Amended and Restated Bylaws of the Registrant.	8-K	0-27038	3.1	11/13/2007
4.1	Specimen Common Stock Certificate.	8-A	0-27038	4.1	12/6/1995
4.2	Form of Senior Indenture.					X
4.3	Form of Senior Debt Security (included in Exhibit 4.2).					X
4.4	Form of Subordinated Indenture.					X
4.5	Form of Subordinated Debt Security (included in Exhibit 4.4).					X
4.6	Indenture, dated as of August 13, 2007, between the Registrant and U.S. Bank National Association, as Trustee.	8-K	0-27038	4.1	8/17/2007
4.7*	Form of Certificate of Designation.
4.8*	Form of Preferred Stock Certificate.
4.9*	Form of Deposit Agreement.
4.10*	Form of Depositary Receipt.
4.11*	Form of Warrant Agreement.
4.12*	Form of Warrant Certificate.
5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.					X
12.1	Computation of Ratio of Earnings to Fixed Charges.					X
23.1	Consent of WithumSmith+Brown, P.C.					X
23.2	Consent of McGladrey & Pullen, LLP.					X
23.3	Consent of Ernst & Young LLP.					X
23.4	Consent of Vitale, Caturano & Company, Ltd.					X
23.5	Consent of BDO Seidman, LLP.					X
23.6	Consent of S.R. Batliboi & Associates.					X
23.7	Consent of PricewaterhouseCoopers LLP.					X
23.8	Consent of Grant Thornton LLP.					X
23.9	Consent of Deloitte & Touche LLP.					X
23.10	Consent of Kost Forer Gabbay & Kasierer.					X
23.11	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Included in Exhibit 5.1).					X

Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

24.1	Power of Attorney (See Signature Page).					X
25.1*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.
25.3	Form T-1 Statement of Eligibility of Trustee for Indenture, dated as of November 19, 2007, between the Registrant and U.S. Bank National Association, as Trustee.					X

*	To be filed by amendment or as an exhibit to be incorporated by reference.